UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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J. ALEXANDER’S HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

ANCORA ADVISORS, LLC
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ancora Advisors, LLC (“Ancora”) has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit withhold votes from the election of director candidates nominated by J. Alexander’s Holdings, Inc., a Tennessee corporation (the “Company”), at the Company’s upcoming 2019 annual meeting of shareholders.

On June 3, 2019, Ancora issued the following press release:

ANCORA ADVISORS URGES SHAREHOLDERS OF J. ALEXANDER’S TO WITHHOLD VOTES FROM DIRECTORS AT 2019 ANNUAL MEETING

Files Definitive Proxy Statement and Issues Investor Presentation in Connection with Withhold Campaign

Advocates JAX Shareholders to Send a Strong Message to the Board that Status Quo is Unacceptable

Cleveland, OH – June 3, 2019 – Ancora Advisors, LLC, which beneficially owns approximately 8.76% of the outstanding shares of J. Alexander’s Holdings, Inc. (NYSE: JAX), making it one of the Company’s largest shareholders, announced that it has filed definitive proxy materials with the Securities and Exchange Commission. The definitive proxy materials urge J. Alexander’s shareholders to use the GOLD proxy card to WITHHOLD their votes from the election of Timothy Janszen and Ronald Maggard to the Board of Directors of J. Alexander’s at the 2019 Annual Meeting of Shareholders scheduled to be held on June 20, 2019.

In connection with the filing of its definitive proxy materials, Ancora issued a letter urging shareholders to send a clear message to the J. Alexander’s Board that the status quo is unacceptable and that the Board should immediately engage with Ancora on its proposal to acquire the Company for $11.75 per share in cash or otherwise run a strategic process focused on the sale of the Company. Ancora also issued a detailed investor presentation outlining the reasons for its withhold campaign.

Please click the following link to access the full letter and investor presentation: www.saratogaproxy.com/Ancora

About Ancora Advisors

Ancora Holdings, Inc. is an employee owned, Cleveland, Ohio based holding company which wholly owns three separate and distinct SEC Registered Investment Advisers, Ancora Advisors, LLC, Ancora Family Wealth Advisors, LLC and Ancora Retirement Plan Advisors, Inc. and Inverness Securities LLC, a broker dealer. Ancora Advisors, LLC specializes in customized portfolio management for individual investors, high net worth investors, investment companies (mutual funds), pooled investments (hedge funds/investment limited partnerships), and institutions such as pension/profit sharing plans, corporations, charitable and “Not-for Profit” organizations, and unions. Ancora Family Wealth Advisors, LLC is a leading, regional investment and wealth advisor managing assets on behalf of families and high net-worth individuals. Ancora Retirement Plan Advisors, Inc. specializes in providing non-discretionary investment guidance for small and midsize employer sponsored retirement plans.

Investor Contact

John Ferguson

Saratoga Proxy Consulting LLC

(212) 257-1311

info@saratogaproxy.com